Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated October 31, 2023, of TessPay Inc. relating to the audits of the financial statements for the periods ended December 31, 2022 and 2021 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ BF Borgers CPA PC

Lakewood, Colorado

January 26, 2024

1